Exhibit 32.1

Certifications by the Chief Executive Officers and Chief Financial Officer Pursuant to Section 18 U. S.C. Section 1350 Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Fromex Equity Corp. (the “Company”) on Form 10-Q/A for the Period ended November 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”),

We, Murray Stahl, Chief Executive Officer, and Steven Bregman, Chief Financial Officer of the Company, certify, pursuant to Section 18 U. S. C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1937; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

October 2, 2007

/s/ MURRAY STAHL
Murray Stahl Chief Executive Officer

October 2, 2007

/s/ STEVEN BREGMAN
Steven Bregman President and Chief Financial Officer